Exhibit 99.1

Unaudited Pro Forma Condensed Financial Information

On January 20, 2017, Rightside Group, Ltd. (“Rightside” or the “Company”) and its wholly owned subsidiaries, Rightside Operating Co. (“Seller”) and eNom, Incorporated (“eNom”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Tucows Inc. (“Tucows”) and Tucows (Emerald), LLC, a wholly-owned subsidiary of Tucows Inc. (the “Purchaser”), pursuant to which the Purchaser purchased Rightside’s eNom business through the purchase of all of the outstanding stock of eNom from Seller in exchange for $83.5 million, less a net working capital adjustment of $6.8 million, resulting in net cash at closing of $76.7 million (the “Transaction”). The purchase price is subject to customary adjustments following the closing, including a working capital adjustment to the extent such amount is greater or less than the estimated net working capital amount determined at closing. The Transaction closed on January 20, 2017.

The accompanying unaudited pro forma condensed financial statements include adjustments to our historical financial results to reflect the following:

•	the Purchase Agreement with Tucows for all of the outstanding stock of eNom’s business; and
•	fees and expenses incurred in connection with the Transaction.

The unaudited pro forma condensed statements of operations for the years ended December 31, 2015, 2014 and 2013 and the nine months ended September 30, 2016, have been prepared giving effect to the Transaction, as if the Transaction had occurred on January 1, 2013. The unaudited pro forma condensed balance sheet gives effect to the Transaction as if the Transactions had occurred on September 30, 2016. The unaudited pro forma financial information gives effect to the divestiture of eNom, accounted for as a discontinued operation. The historical financial information has been adjusted to give effect to estimated pro forma events that are directly attributable and factually supportable to the Transaction and are expected to have a continuing impact on Rightside’s results of operations.

The unaudited pro forma condensed financial statements have been prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this report on Form 8-K. The accompanying unaudited pro forma condensed financial statements should be read in conjunction with our historical consolidated financial statements and the accompanying notes.

The unaudited pro forma condensed financial statements are based on financial statements prepared in accordance with U.S. generally accepted accounting principles, which are subject to change and interpretation. The pro forma adjustments are based upon available information and assumptions that management considers to be reasonable. The pro forma adjustments may differ from those that will be calculated to report our discontinued operations in our future filings. The unaudited pro forma condensed financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what our results of operations or balance sheet would have been had the Transaction occurred on the dates indicated. Pro forma adjustments do not include allocations of corporate and other costs, as those are not directly attributable to the Transaction. The unaudited pro forma condensed financial information also should not be considered representative of our future results of operations or financial position.

Rightside Group, Ltd.

Unaudited Pro Forma Condensed Statement of Operations

For the Nine Months Ended September 30, 2016

(in thousands, except per share data)

					Pro Forma
			Pro Forma		Rightside
	As Reported	eNom, Inc.	Adjustments	Notes	Group, Ltd.
Revenue	$162,428	$(116,483)	$—		$45,945
Cost of revenue (excluding depreciation and amortization)	122,971	(96,900)	—		26,071
Sales and marketing	8,046	(1,762)	—		6,284
Technology and development	15,196	(5,720)	—		9,476
General and administrative	15,617	(1,322)	(271)	(a)	14,024
Depreciation and amortization	12,120	(2,603)	—		9,517
Gain on other assets, net	(2,247)	1,300	—		(947)
Interest expense	3,664	—	—		3,664
Other (income) expense, net	(98)	77	—		(21)
Loss before income tax	(12,841)	(9,553)	271		(22,123)
Income tax (benefit) expense	(834)	(3,601)	5,121	(b)	686
Net loss and comprehensive loss	$(12,007)	$(5,952)	$(4,850)		$(22,809)

Net loss per share attributable to common stockholders:
Basic	$(0.62)				$(1.18)
Diluted	(0.62)				(1.18)

Weighted average number of shares outstanding:
Basic	19,251				19,251
Diluted	19,251				19,251

See Accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

Rightside Group, Ltd.

Unaudited Pro Forma Condensed Statement of Operations

For the Year Ended December 31, 2015

(in thousands, except per share data)

					Pro Forma
			Pro Forma		Rightside
	As Reported	eNom, Inc.	Adjustments	Notes	Group, Ltd.
Revenue	$212,486	$(156,680)	$—		$55,806
Cost of revenue (excluding depreciation and amortization)	162,452	(129,329)	—		33,123
Sales and marketing	10,567	(2,048)	—		8,519
Technology and development	21,062	(6,311)	—		14,751
General and administrative	20,078	(1,607)	—		18,471
Depreciation and amortization	16,428	(3,435)	—		12,993
Gain on other assets, net	(9,403)	—	—		(9,403)
Interest expense	4,922	—	—		4,922
Other (income) expense, net	18	—	—		18
Loss before income tax	(13,638)	(13,950)	—		(27,588)
Income tax expense (benefit)	(2,314)	(5,351)	8,571	(b)	906
Net loss	$(11,324)	$(8,599)	(8,571)		$(28,494)

Net loss per share attributable to common stockholders:
Basic	$(0.60)				$(1.51)
Diluted	(0.60)				(1.51)

Weighted average number of shares outstanding:
Basic	18,867				18,867
Diluted	18,867				18,867

See Accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

Rightside Group, Ltd.

Unaudited Pro Forma Condensed Statement of Operations

For the Year Ended December 31, 2014

(in thousands, except per share data)

					Pro Forma
			Pro Forma		Rightside
	As Reported	eNom, Inc.	Adjustments	Notes	Group, Ltd.
Revenue	$191,748	$(148,941)	$—		$42,807
Cost of revenue (excluding depreciation and amortization)	149,710	(121,954)	—		27,756
Sales and marketing	9,461	(3,245)	—		6,216
Technology and development	20,476	(6,339)	—		14,137
General and administrative	21,157	(1,873)	—		19,284
Depreciation and amortization	15,441	(3,547)	—		11,894
Gain on other assets, net	(22,103)	—	—		(22,103)
Interest expense	1,988	—	—		1,988
Other (income) expense, net	(1,196)	—	—		(1,196)
Loss before income tax	(3,186)	(11,983)	—		(15,169)
Income tax expense (benefit)	(1,328)	(5,210)	7,406	(b)	868
Net loss	$(1,858)	$(6,773)	(7,406)		$(16,037)

Net loss per share attributable to common stockholders:
Basic	$(0.10)				$(0.87)
Diluted	(0.10)				(0.87)

Weighted average number of shares outstanding:
Basic	18,452				18,452
Diluted	18,452				18,452

See Accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

Rightside Group, Ltd.

Unaudited Pro Forma Condensed Statement of Operations

For the Year Ended December 31, 2013

(in thousands, except per share data)

					Pro Forma
			Pro Forma		Rightside
	As Reported	eNom, Inc.	Adjustments	Notes	Group, Ltd.
Revenue	$185,192	$(141,560)	$—		$43,632
Cost of revenue (excluding depreciation and amortization)	133,714	(112,056)	—		21,658
Sales and marketing	10,210	(3,480)	—		6,730
Technology and development	18,516	(7,469)	—		11,047
General and administrative	24,191	(2,226)	—		21,965
Depreciation and amortization	14,382	(3,659)	—		10,723
Gain on other assets, net	(4,232)	—	—		(4,232)
Interest expense	—	—	—		—
Other (income) expense, net	58	—	—		58
Loss before income tax	(11,647)	(12,670)	—		(24,317)
Income tax expense (benefit)	(944)	(5,469)	7,282	(b)	869
Net loss	$(10,703)	$(7,201)	(7,282)		$(25,186)

Net loss per share attributable to common stockholders:
Basic	$(0.58)				$(1.37)
Diluted	(0.58)				(1.37)

Weighted average number of shares outstanding:
Basic	18,413				18,413
Diluted	18,413				18,413

See Accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

Rightside Group, Ltd.

Unaudited Pro Forma Condensed Balance Sheet

As of September 30, 2016

(in thousands)

					Pro Forma
			Pro Forma		Rightside
	As Reported	eNom, Inc.	Adjustments	Notes	Group, Ltd.
Assets
Current assets
Cash and cash equivalents	$47,285	$—	$71,740	(c)	$119,025
Accounts receivable, net	11,248	(7,310)	—		3,938
Prepaid expenses and other current assets	5,764	(2,753)	—		3,011
Deferred registration costs	76,082	(66,945)	—		9,137
Total current assets	140,379	(77,008)	71,740		135,111
Deferred registration costs, less current portion	16,063	(14,527)	—		1,536
Property and equipment, net	11,392	(4,879)	—		6,513
Intangible assets, net	50,575	(2,008)	—		48,567
Goodwill	103,042	(67,654)	—		35,388
gTLD deposits	2,323	—	—		2,323
Other assets	939	(156)	—		783
Total assets	$324,713	$(166,232)	$71,740		$230,221

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$7,886	$(6,698)	$—		$1,188
Accrued expenses and other current liabilities	20,525	(11,563)	—		8,962
Debt	1,500	—	—		1,500
Capital lease obligation	1,101	—	—		1,101
Deferred revenue	98,823	(79,237)	—		19,586
Total current liabilities	129,835	(97,498)	—		32,337
Debt, less current portion	21,772	—	—		21,772
Capital lease obligation, less current portion	142	—	—		142
Deferred revenue, less current portion	22,811	(18,567)	—		4,244
Deferred tax liabilities, net	14,589	(18,987)	10,427	(b)	6,029
Other liabilities	786	(302)	—		484
Total liabilities	189,935	(135,354)	10,427		65,008
Commitments and contingencies
Stockholders' equity	134,778	(30,878)	61,313	(c)	165,213
Total liabilities and stockholders' equity	$324,713	$(166,232)	$71,740		$230,221

See Accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

Notes to the Unaudited Pro Forma Condensed Financial Statements

Note 1— Basis of Pro Forma Presentation

Our historical financial statements are presented on a consolidated basis subsequent to August 1, 2014 and on a combined basis for periods prior to August 1, 2014. Our historical balance sheet and statements of operations include the accounts of Rightside and our wholly-owned subsidiaries. These financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

The unaudited pro forma condensed financial statements include adjustments to our historical financial results to reflect the following:

•	the Purchase Agreement with Tucows for all of the outstanding stock of eNom’s business; and
•	fees and expenses incurred in connection with the Transaction.

The unaudited pro forma financial information is provided for illustrative purposes only and does not purport to represent what the results of operations or financial position of the remaining company would have been if the Transaction had occurred on the date assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma financial information does not reflect any actions taken by management, such as termination of employees, closure of data centers, asset dispositions or other restructurings that may or may not result from the Transaction. Refer to Note 3 — Reorganization Projections for further information on the costs of these forecasted actions.

Note 2 — Pro Forma Adjustments

The following is a summary of the pro forma adjustments reflected in the unaudited pro forma condensed financial statements based on preliminary estimates, which may change as additional information is obtained:

(a)

Adjustments reflect the removal of non-recurring transaction costs of $271 thousand incurred during the nine months ended September 30, 2016, which were directly related to the Transaction. These costs relate primarily to accounting, professional and legal fees.

(b)

Net deferred tax balances for eNom are presented based on the assets and liabilities attributable to eNom as of September 30, 2016. After adjusting for the Transaction, Rightside is in a net deferred tax asset position. On a pro forma basis, Rightside would incur losses from operations which require the implementation of a valuation allowance of $10.4 million against net deferred tax assets that are more likely than not to be unrealized in the future. The remaining net deferred tax liabilities of $6.0 million relate to tax deductible goodwill which cannot be offset against these deferred tax assets. Additionally, the income tax expense (benefit) in the unaudited pro forma condensed statements of operations is intended to present Rightside’s expected tax provision after the divestiture of eNom based on the statutory tax rates in effect for each period.

(c)

Adjustments reflect the Transaction purchase price of $83.5 million, less a net working capital adjustment of $6.8 million, approximately $5.0 million of transaction expenses and net assets of $30.8 million, for a total estimated Transaction gain of $40.9 million. The transaction costs relate primarily to accounting, banking and legal fees. There is no tax associated with the Transaction gain because the Transaction generates a loss for tax purposes due to Rightside’s tax basis in the eNom stock. The deferred tax benefit generated as a result of the loss is not recognized due to implementation of the valuation allowance.

As of September 30, 2016, we had an aggregate outstanding principal balance of $27.4 million on our term loan credit facility with Tennenbaum Capital Partners LLC (“Tennenbaum Credit Facility”). We fully paid off and extinguished the Tennenbaum Credit Facility on November 7, 2016, and drew $12.8 million on our existing revolving credit facility with Silicon Valley Bank (“SVB Credit Facility”) on November 4, 2016. As a result of the Transaction, we are required to repay the draw on the SVB Credit Facility. We have not reflected this repayment of all outstanding debt as of September 30, 2016 in the pro forma adjustments as the repayment of the Tennenbaum debt was not directly attributable to the Transaction.

Note 3 — Reorganization Projections

The unaudited pro forma financial information does not reflect the realization of any expected cost savings from the disposal of eNom as a result of restructuring activities and other cost savings initiatives. After the disposal of eNom, Rightside will take certain actions to restructure the remaining operations. In the near term, we currently estimate that restructuring activities will reduce operating expenses by approximately $3 million to $5 million on an annualized basis as we realign our business to better fit the remaining company. This is not reflected in the unaudited pro forma condensed financial statements. We have reassessed our corporate support functions to realign with the remaining business and reduced headcount accordingly. Additionally, we expect to reduce our network infrastructure and support costs, as well as to renegotiate certain corporate professional services contracts.

Although we believe these cost savings will be realized following the disposal of eNom, there can be no assurance that these cost savings will be achieved in full or at all.

Additionally, as a result of the disposal of eNom, Rightside has entered into a Transition Services Agreement (“TSA”) with Tucows to provide each company with the requisite services and sufficient resources needed to operate as separate companies after the Transaction. For 2017, we expect the TSA to generate approximately $0.9 million and to cost us approximately $0.7 million.

Note 4 — Non-GAAP Financial Measures

To supplement our unaudited pro forma financial results presented in GAAP, we also present Adjusted EBITDA, a non-GAAP financial measure, used to evaluate our business. We define Adjusted EBITDA as net income (loss) adjusted for interest, income taxes, depreciation and amortization, stock-based compensation, and certain gains, losses, and expenses that we do not believe are indicative of ongoing core business operating results.

We believe that Adjusted EBITDA is helpful in understanding our historical financial performance and potential future results. These are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with the financial statements prepared in accordance with GAAP. Adjusted EBITDA may differ from non-GAAP financial measures with the same or similar captions that are used by other companies and do not reflect a comprehensive system of accounting.

The following tables present our unaudited pro forma reconciliation of net loss to Adjusted EBITDA:

			Pro Forma		Pro Forma
For the Nine Months Ended September 30, 2016	As Reported	eNom, Inc.	Adjustments		Rightside Group, Ltd
Net loss	$(12,007)	$(5,952)	$(4,850)		$(22,809)
Add (deduct):
Income tax benefit	(834)	(3,601)	5,121	(1)	686
(Gain) loss on other assets, net	(2,247)	1,300	—		(947)
Interest expense	3,664	—	—		3,664
Depreciation and amortization	12,120	(2,603)	—		9,517
Stock-based compensation expense	4,864	(616)	—		4,248
Acquisition and realignment costs	564	—	—		564
Advisory and consulting fees	271	—	(271)	(2)	—
Adjusted EBITDA	$6,395	$(11,472)	$—		$(5,077)

			Pro Forma		Pro Forma
For the Year Ended December 31, 2015	As Reported	eNom, Inc.	Adjustments		Rightside Group, Ltd
Net loss	$(11,324)	$(8,599)	$(8,571)		$(28,494)
Add (deduct):
Income tax benefit	(2,314)	(5,351)	8,571	(1)	906
(Gain) loss on other assets, net	(9,403)	—	—		(9,403)
Interest expense	4,922	—	—		4,922
Depreciation and amortization	16,428	(3,435)	—		12,993
Stock-based compensation expense	6,296	(770)	—		5,526
Acquisition and realignment costs	202	—	—		202
Adjusted EBITDA	$4,807	$(18,155)	$—		$(13,348)

			Pro Forma		Pro Forma
For the Year Ended December 31, 2014	As Reported	eNom, Inc.	Adjustments		Rightside Group, Ltd
Net loss	$(1,858)	$(6,773)	$(7,406)		$(16,037)
Add (deduct):
Income tax benefit	(1,328)	(5,210)	7,406	(1)	868
Gain on sale of marketable securities	(1,362)	—	—		(1,362)
(Gain) loss on other assets, net	(22,103)	—	—		(22,103)
Interest expense	1,988	—	—		1,988
Depreciation and amortization	15,441	(3,547)	—		11,894
Stock-based compensation expense	5,836	(547)	—		5,289
Acquisition and realignment costs	294	—	—		294
Adjusted EBITDA	$(3,092)	$(16,077)	$—		$(19,169)

			Pro Forma		Pro Forma
For the Year Ended December 31, 2013	As Reported	eNom, Inc.	Adjustments		Rightside Group, Ltd
Net loss	$(10,703)	$(7,201)	$(7,282)		$(25,186)
Add (deduct):
Income tax benefit	(944)	(5,469)	7,282	(1)	869
(Gain) loss on other assets, net	(4,232)	—	—		(4,232)
Interest expense	—	—	—		—
Depreciation and amortization	14,382	(3,659)	—		10,723
Stock-based compensation expense	9,463	(547)	—		8,916
Acquisition and realignment costs	31	—	—		31
Adjusted EBITDA	$7,997	$(16,876)	$—		$(8,879)
_____________________

(1) The income tax expense (benefit) is intended to present Rightside and eNom on a stand-alone basis.

(2) Adjustment reflects the removal of non-recurring transaction costs directly related to the Transaction. These costs relate primarily to accounting, professional and legal fees.